Exhibit 3.1

RESTATED

BY-LAWS

OF

FOCUS ENHANCEMENTS, INC.

A Delaware Corporation

i

ii

RESTATED
BY-LAWS
OF
FOCUS ENHANCEMENTS, INC.

ARTICLE I - STOCKHOLDERS

Section 1.  Annual Meeting.  An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix.

Section 2.  Special Meetings.  Special meetings of the stockholders for any purpose or purposes prescribed in the notice of the meeting, may be called by the Chairman of the Board, the President, the Board of Directors, by the affirmative vote of a majority of the Board or by stockholders entitled to case not less than l0% of the vote at such meetings, and shall be held at such place, on such date, and at such time as shall be fixed by the Board of Directors or the person(s) calling the meeting.  The term “majority of the Board” shall mean a majority of the directors then in office.

Section 3.  Notice of Meetings.  Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten (10) days (or 30 days, if sent by third class mail) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law or charter provision (meaning, here and hereinafter, as required from time to time by the General Corporation Law of the State of Delaware or other applicable law, or by the Certificate of Incorporation of the Corporation, as amended from time to time, and any certificate of designations with respect to a series of Preferred Stock in effect from time to time).  If mailed, such notice shall be directed to the stockholder at his address as it appears on the stock records of the Corporation, unless he shall have filed with the Secretary a written request that notices to him be mailed to some other address in which case it shall be directed to him at such other address.

When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith.  At any adjourned meeting, any business may be transacted that might have been transacted at the original meeting.

Section 4.  Quorum.  At any meeting of the stockholders, the holders of a majority of the voting power of the shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law.  Where a separate vote by a class or classes (or series thereof) is required, a majority of the voting power of the shares of such class or classes, or series, present- in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

Section 5.  Organization.  Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman of the Board or, in his absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting.  In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints.

Section 6.  Conduct of Business.  The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as may seem to him in order.  The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

Section 7.  Notice of Stockholder Business and Nominations.

A.            Annual Meetings of Stockholders.

(1)           Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section.

(2)           For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action.  To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such an anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation.  Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner and (ii) the class and number of shares of the Corporation that are owned beneficially and held of record by such stockholder and such beneficial owner.

(3)           Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least seventy (70) days prior to the first anniversary of the preceding year’s annual meeting (or, if the annual meeting is held more than thirty (30) days before or sixty (60) days after such anniversary date, at least seventy (70) days prior to such annual meeting), a stockholder’s notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

B.            Special Meetings of Stockholders.

Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice of the special meeting, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section.  In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (A)(2) of this Section shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the ninetieth (90th) day prior to such special meeting nor later than the close of business of the sixtieth (60th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

C.            General.

(1)           Only such persons who are nominated in accordance with the procedures set forth in this Section shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section.  Except as otherwise provided by law, charter provision or these By-laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section and, if any proposed nomination or business is not in compliance herewith to declare that such defective proposal or nomination shall be disregarded.

(2)           For purposes of this Section, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3)           Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein.  Nothing in this Section shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors pursuant to a charter provision.

Section 8.  Certain Rules of Procedure Relating to Stockholder Meetings.  All stockholder meetings, annual or special, shall be governed in accordance with the following rules:

(i)            Only stockholders of record will be permitted to present motions from the floor at any meeting of stockholders.

(ii)           The chairman of the meeting shall preside over and conduct the meeting in a fair and reasonable manner, and all questions of procedure or conduct of the meeting shall be decided solely by the chairman of the meeting.  The chairman of the meeting shall have all power and authority vested in a presiding officer by law or practice to conduct an orderly meeting.  Among other things, the chairman of the meeting shall have the power to adjourn or recess the meeting, to silence or expel persons to insure the orderly conduct of the meeting, to declare motions or persons out of order, to prescribe rules of conduct and an agenda for the meeting, to impose reasonable time limits on questions and remarks by any stockholder, to limit the number of questions a stockholder may ask, to limit the nature of questions and comments to one subject matter at a time as dictated by any agenda for the meeting, to limit the number of speakers or persons addressing the chairman of the meeting or the meeting, to determine when the polls shall be closed, to limit the attendance at the meeting to stockholders of record, beneficial owners of stock who present letters from the record holders confirming their status as beneficial owners, and the proxies of such record and beneficial holders, and to limit the number of proxies a stockholder may name.

Section 9.  Proxies and Voting.  At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting.  Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or their reproduction shall be a complete reproduction of the entire original writing or transmission.

All voting, including on the election of directors but excepting where otherwise required by law or charter provision, may be a voice vote.  Any vote not taken by voice shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting.  The Corporation may, and to the extent required by law or charter provision, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof.  The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law or charter provision, shall, appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.  Such inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting, the existence of a quorum, and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by such inspectors, (v) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots and (vi) perform such further acts as are proper to conduct any election or vote with fairness to all stockholders.  On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and shall execute a certificate of any fact found by them.  An inspector need not be a stockholder of the Corporation, any officer or Director of the corporation may be an inspector on any question other than a vote for or against his election to any position with the Corporation or on any other question in which he may be directly interested.

Except as otherwise provided by charter provision, all elections shall be determined by a plurality of the votes cast, and except as otherwise required by law or charter provision, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.

Section 10.  Stock List.  A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in such stockholder’s name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present.  This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

Section 11.  Requests for Stockholder List and Corporation Records.  Stockholders shall have these rights afforded under the General Corporation Law of the State of Delaware (the “DGCL”) to inspect for any proper purpose the Corporation’s stock ledger, list of stockholders and other books and records, and make copies or extracts therefrom.  Such request shall be in writing in compliance with Section 220 of the DGCL.  Information so requested shall be made available for inspecting, copying or extracting during usual business hours at the principal executive offices of the Corporation.  Each stockholder desiring photostatic or other duplicate copies of any of such information requesting shall make arrangements to provide the duplicating or other equipment necessary in the city where the Corporation’s principal executive offices are located.  Alternative arrangements with respect to this Section 11 may be permitted in the discretion of the President of the Corporation or by vote of the Board of Directors.

Section 12.  Action Without Meeting.  Any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be (1) signed and dated by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (2) delivered to the Corporation within sixty days of the earliest dated consent by delivery to its registered office in the State of Delaware (in which case delivery shall be by hand or by certified or registered mail, return receipt requested), its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meeting of stockholders are recorded.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE II - BOARD OF DIRECTORS

Section 1.  General Powers.  The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the Corporation except as otherwise provided by law or the Certificate of Incorporation.  In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law or the Certificate of Incorporation, may exercise the powers of the full Board of Directors until the vacancy is filled.

Section 2.  Number; Election and Qualification.  The number of directors which shall constitute the whole Board of Directors shall be determined by resolution of the Board of Directors, but in no event shall be less than three.  The number of directors may be increased or decreased at any time and from time to time by a majority of the directors then in office, but any decrease may only eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors.  The directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election.  Directors need not be stockholders of the Corporation.

Section 3.  Classes of Directors.  The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III.  No one class shall have more than one director more than any other class.  If a fraction is contained in the quotient arrived at by dividing the authorized number of directors by three, then if such a fraction is one-third, the extra director shall be a member of Class I and, if such a fraction is two-thirds, one of the extra directors shall be a member of Class I and the other extra director shall be a member of Class II, unless otherwise provided for from time to time by resolution adopted by a majority of the Board of Directors.

Section 4.  Terms in Office.  Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that each initial director in Class I shall serve for a term ending on the date of the annual meeting next following the end of the Corporation’s fiscal year ending December 31, 1995; each initial director in Class II shall serve for a term ending on the date of the annual meeting next following the end of the Corporation’s fiscal year ending December 31, 1994; and each initial director in Class III shall serve for a term ending on the date of the annual meeting next following the end of the Corporation’s fiscal year ending December 31, 1993.

Section 5.  Allocation of Directors Among Classes in the Event of Increases or Decreases in the Number of Directors.  In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as director of the class of which he is a member until the expiration of his current term or his prior death, retirement or resignation, and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class.  To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time too time by resolution adopted by a majority of the directors then in office, although less than a quorum.

Section 6.  Tenure.  Notwithstanding any provisions to the contrary contained herein, each director shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal.

Section 7.  Vacancies.  Unless and until filled by the stockholders or otherwise provided by law or by the Certificate of Incorporation, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, may be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director.  A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified, or until his earlier death, resignation or removal.

Section 8.  Resignation.  Any director may resign at any time upon written notice to the Corporation at its principal place of business or to the President or Secretary.  Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

Section 9.  Regular Meetings.  Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors.  A notice of each regular meeting shall not be required.

Section 10.  Special Meetings.  Special meetings of the Board of Directors may be called by the Secretary at the request of at least two directors or by the Chairman of the Board and shall be held at such place, on such date, and at such time as they or he shall fix.  Notice of the place, date, and time of each such special meeting shall be given each director by whom it is not waived by mailing written notice not less than five (5) days before the meeting by facsimile transmission of the same not less than forty-eight (48) hours before the meeting.  Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 11.  Quorum.  At any meeting of the Board of Directors, a majority of the Board of Directors shall constitute a quorum for all purposes.  In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the number so fixed constitute a quorum.  If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

Section 12.  Participation in Meetings by Conference Telephone.  Members of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 13.  Conduct of Business.  At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present (after a quorum is present), except as otherwise provided herein or required by law or by the Certificate of Incorporation, as amended from time to time.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken by the Board of Directors or committee without a meeting if all members of the Board of Directors or committee, as the case may be, who are then in office consent thereto in writing, and the written consents are filed with the minutes of proceedings of the Board of Directors.

Section 14.  Powers.  The Board of Directors may, except as otherwise required by law or charter provision, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

(1)           To declare dividends from time to time in accordance with law;

(2)           To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

(3)           To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, to borrow funds and guarantee obligations, and to do all things necessary in connection therewith;

(4)           To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

(5)           To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

(6)           To adopt from time to time such stock option, stock purchase, bonus or other compensation plans for directors, officers, employees, consultants and agents of the Corporation and its subsidiaries as it may determine;

(7)           To authorize and fix the terms of series of preferred stock;

(8)           To approve or ratify all agreements material to the operations of the Corporation;

(9)           To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees, consultants and agents of the Corporation and its subsidiaries as it may determine; and

(10)         To adopt from time to time regulations, not inconsistent herewith, for the management of the Corporation’s business and affairs.

Section 15.  Compensation of Directors.  Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.  No such payment shall preclude any director from serving the Corporation or any of its parent of subsidiary corporations in any other capacity and receiving compensation for such service.

Section 16.  Removal.  Any one or more or all of the directors may be removed without cause only by the holders of at least seventy-five percent (75%) of the shares then entitled to vote at an election of directors.  Any one or more or all of the directors may be removed with cause only by the holders of at least a majority of the shares then entitled to vote at an election of directors.

For the purposes of the foregoing paragraph, “cause”, with respect to the removal of any director, shall mean only (1) conviction of a felony, (2) declaration of unsound mind by order of court, (3) gross dereliction of duty, (4) commission of an action involving moral turpitude, or (5) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results in improper substantial personal benefit and a material injury to the corporation.

ARTICLE III - COMMITTEES

Section 1.  Designation, Powers and Name.  The Board of Directors may, by resolution passes by a majority of the whole Board, designate one or more committees, including, if they shall so determine, an Executive committee, each such committee to consist of one or more of the Directors of the Corporation.

Each committee designated by the Board of Directors shall have and may exercise such of the powers of the Board in the management of the business and affairs of the Corporation as may be provided in such resolution or in these By-laws; provided, however, that no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions provided for the issuance of shares of stock adopted by the Board of Directors pursuant to authority, if any, expressly vested in the Board by the provisions of the Certificate of Incorporation, (i) fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, or (ii) fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of  merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-laws of the Corporation; and, provided further, that, unless the resolution establishing the committee, the certificate of Incorporation or these By-laws expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL.  The committee may authorize the seal of the Corporation to be affixed to all papers which may require it.  The Board of Directors may designate one or more

Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting.

Section 2.  Meetings; Minutes.  Unless the Board of Directors shall otherwise provide, upon designation of any committee by the Board, such committee shall elect one of its members as chairman and may elect one of its members as vice chairman and shall adopt rules of proceedings providing for, among other things, the manner of calling committee meetings, giving notices thereof, quorum requirements for such meetings, and the methods of conducting the same.  Each committee of Directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

Section 3.  Compensation.  Members of special or standing committees may be allowed compensation if the Board of Directors shall so determine pursuant to Section 12 of Article III of these By-laws.

Section 4.  Action by Consent; Participation by Telephone or Similar Equipment.  Unless the Board of Directors, the Certificate of Incorporation or these By-laws shall otherwise provide, any action required or permitted to be taken by any committee may be taken without a meeting if all members of the committee consent in writing to the adoption of a resolution authorizing the action.  The resolution and the written consents thereto by the members of the committee shall be filed with the minutes of the proceedings of the committee.  Unless the Board of Directors, the Certificate of Incorporation or these By-laws shall otherwise provide, any one or more members of any such committee may participate in any meeting of the committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.  Participation by such means shall constitute presence in person at a meeting of the committee.

Section 5.  Changes in Committees; Resignations; Removals.  The Board shall have power, by the affirmative vote of a majority of the authorized number of Directors, at any time to change the members of, to fill vacancies in, and to discharge any committee of the Board.  Any member of any such committee may resign at any time by giving notice to the Corporation, provided, however, that notice to the Board, the Chairman of the Board, the President, the chairman of such committee or the Secretary shall be deemed to constitute notice to the Corporation.  Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.  Any member of any such committee may be removed at any time, with or without cause, by the affirmative vote of a majority of the authorized number of Directors at any meeting of the Board called for that purpose.

ARTICLE IV - OFFICERS

Section 1.  Generally.  The officers of the Corporation shall consist of a President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as may from time to time be appointed by the Board of Directors, including, without limiting the generality of the foregoing, a chairman of the Board.  Officers shall be elected by the Board of Directors which shall consider that subject at its first meeting after every annual meeting of stockholders.  Each officer shall hold office until his successor is elected and qualified or if earlier, until he dies, resigns, is removed or becomes disqualified, unless a shorter term is specified by the Board of Directors at the time of election of such officer.  Any number of offices may be held by the same person.  No officer need be a stockholder.

Section 2.  Chairman of the Board.  The Chairman of the Board, if any, shall preside at meetings of the Board of Directors and stockholders at which he is present and shall have such authority and perform such duties as may be prescribed by these By-laws or from time to time determined by the Board of Directors.  The Chairman of the Board shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized.

Section 3.  President.  Except for meetings at which the Chairman of the Board, if any, presides, the President shall, if present, preside at all meetings of stockholders, and if a director, at all meetings of the Board of Directors.  The President shall, subject to the control and direction of the Board of Directors, have and perform such powers and duties as may be prescribed by these By-laws or from time to time be determined by the Board of Directors.  The President shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized.

Section 4.  Vice President.  Each Vice President shall have such powers and duties as may be delegated to him by the Board of Directors.  One (1) Vice President may be designated by the Board of Directors to perform the duties and exercise the powers of the President in the event of the President’s absence or disability.

Section 5.  Treasurer.  The Treasurer shall have the responsibility for maintaining the financial records of the Corporation.  The Treasurer shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation.  The Treasurer shall also perform such other duties as the Board of Directors may from time to time prescribe.

Section 6.  Secretary.  The Secretary shall issue all authorize notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors.  The Secretary shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe.

Section 7.  Delegation of Authority.  The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provisions hereof.

Section 8.  Resignation and Removal.  Any officer may resign by delivering his written resignation to the Corporation at its principal office or to the President or Secretary.  Such resignation shall be effective at some other time or upon the happening of some other event.

Any officer may be removed at any time, with or without cause, by vote of a majority of the entire number of directors then in office.

Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the Corporation.

Section 9.  Vacancies.  The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of President, Treasurer and Secretary.  Each such successor shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified, or until his earlier death, resignation or removal.

Section 10.  Salaries.  Officers of the corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

ARTICLE V - STOCK

Section 1.  Issuance of Stock.  Unless otherwise voted by the stockholders and subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of any unissued balance of the authorized capital stock of the Corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such a manner, for such consideration and on such terms as the Board of Directors may determine.

Section 2.  Certificates of Stock.  Each stockholder shall be entitled to a certificate signed, or in the name of the Corporation by, the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him.  Any or all of the signatures on the certificate may be by facsimile.

Section 3.  Transfers of Stock.  Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation.  Except where a certificate is issued in accordance with Section 5 of this Article, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

Section 4.  Record Date.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 5.  Lost, Stolen or Destroyed Certificates.  In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 6.  Regulations.  The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VI - NOTICES

Section 1.  Notices.  Except as otherwise specifically provided herein or required by law or charter provision, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by prepaid telegram or telex or facsimile transmission.  Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his last known address as the same appears on the books of the Corporation.  The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by telegram or telex or facsimile transmission, shall be the time of the giving of the notice.

Section 2.  Waivers.  A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent.  Neither the business nor the purpose of any meeting need be specified in such a waiver.

ARTICLE VII - TRANSACTIONS WITH INTERESTED PARTIES

No contract or transaction between the Corporation and one or more of the directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors which authorizes the contract or transaction or solely because his or their votes are counted for such purpose, if:

(1)           The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

(2)           The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(3)           The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee of the Board of Directors, or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE VIII - MISCELLANEOUS

Section 1.  Facsimile Signatures.  In addition to the provisions for use or facsimile signatures elsewhere specifically authorized in these By-laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 2.  Corporate Seal.  The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary.  If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Secretary or Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 3.  Reliance upon Books, Resorts and Records.  Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 4.  Fiscal Year.  The fiscal year of the Corporation shall be as fixed by the Board of Directors.

Section 5.  Time Periods.  In applying any provision of these By-laws that requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

Section 6.  Voting of Securities.  Except as the directors may otherwise designate, the President or Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for the corporation (with or without power of substitution) at, any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation.

Section 7.  Evidence of Authority.  A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

Section 8.  Certificate of Incorporation.  All references in these By-laws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation, as amended and in effect from time to time.

Section 9.  Severability.  Any determination that any provision of these By-laws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these By-laws.

Section 10.  Pronouns.  Whenever the content may require, any pronouns used in these By-laws shall include the corresponding masculine, feminine or neuter forms.

ARTICLE IX - AMENDMENTS

These By-laws may be amended or repealed by the affirmative vote of a majority of the Board of Directors at any meeting or by the stockholders by the affirmative vote of seventy-five percent (75%) of the outstanding voting power of the then-outstanding shares of capital stock of the Corporation at any meeting at which a proposal to amend or repeal these By-laws is properly presented.

SECRETARY’S CERTIFICATE OF ADOPTION OF RESTATED BYLAWS
OF
FOCUS ENHANCEMENTS, INC.
A Delaware Corporation

I, the undersigned, do hereby certify:

1. That I am the Secretary of FOCUS Enhancements, Inc., a Delaware corporation.

2. That the foregoing By-laws constitute the Restated By-laws of said corporation as adopted by the Sole Shareholder on March 31, 1993.

IN WITNESS WHEREOF, I have hereunto subscribed my name this 14th day of April, 1993.

/s/ Judith M. Ott
JUDITH M. OTT
Secretary

SECRETARY’S CERTIFICATE

FOCUS ENHANCEMENTS, INC.

            I, the undersigned, do hereby certify:

            1.             That I am the duly elected and acting Secretary of Focus Enhancements, Inc., a Delaware corporation (the “Company”); and

            2.             That the following is a true and correct copy of a resolution of the Company adopted by Unanimous Written Consent of the Board of Directors of the Company on September 6, 2007.

NOW, THEREFORE, BE IT HEREBY RESOLVED, that ARTICLE V, Section 2 of the Bylaws of the Company, be deleted in its entirety and amended and restated to read as follows:

“Section 2. Certificates of Stock.  Shares of the  Corporation’s stock may be certificated or uncertificated, as provided under Delaware law and the Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic means provided, however, any system so adopted shall not become effective as to issued and outstanding securities until the certificates therefore have been surrendered to the Corporation.  All certificates shall be signed in the name of the Corporation by the Chairman of the Board or the President or a Vice President and by the Treasurer or an assistant treasurer or the Secretary or an assistant secretary, certifying the number of shares and the class or series thereof owned by the stockholder.  Any or all of the signatures on the certificate may be by facsimile signature.  In the case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.”

The foregoing resolution is presently in full force and effect and has not been revoked or rescinded as of the date hereof.

                IN WITNESS WHEREOF, I have hereupon set my hand this 7th day of September, 2007.

/s/ Gary L Williams
Gary L. Williams, Secretary